Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
General Dynamics Corporation
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
/s/ KPMG LLP
McLean, Virginia
May 7, 2019